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Terry Amisano Ltd.                                               AMISANO HANSON
Kevin Hanson, CA, CPA (Nevada)                            Chartered Accountants





                        CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the use in this Registration Statement of Zeno, Inc. on Form SB-2 of our Auditor's Report dated June 7, 2004 relating to the financial statements of Zeno, Inc., as at March 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for the year ended March 31, 2004, the period from January 28, 2003 (Date of Incorporation) to March 31, 2003 and for the period January 28, 2003 (Date of Incorporation) to March 31, 2004.






Vancouver, Canada                                            /s/ Amisano Hanson
July 28, 2004                                            CHARTERED  ACCOUNTANTS